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                                                                   Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      COMMODORE MEMBRANE TECHNOLOGIES, INC.



         Commodore Membrane Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the Corporation is Commodore Membrane Technologies, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 15, 1995.

         2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation by (a) changing the name of the Corporation, (b) increasing the number and changing the par value of the authorized common stock and establishing a class of preferred stock of the Corporation, (c) electing to be subject to the provisions of
Section 203 of the General Corporation Law of the State of Delaware, (d) limiting the liability of directors of the Corporation, and (e) providing for indemnification of directors and officers of the Corporation.

         3. The text of the Certificate of Incorporation, as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

                                 ARTICLE 1. NAME

         The name of the Corporation is Commodore Separation Technologies, Inc.

                     ARTICLE 2. REGISTERED OFFICE AND AGENT

         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                               ARTICLE 3. PURPOSES

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.



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                                ARTICLE 4. SHARES

         The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 55,000,000 shares of capital stock consisting of:

                  (a) 50,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"); and

                  (b) 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

Part A: Common Stock

                  (a) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.

                  (b) Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the General Corporation Law of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

                  (c) In the event that the holder of any share of Common Stock shall receive any payment of any dividend on, liquidation of, or other amounts payable with respect to, any shares of Common Stock, which he is not then entitled to receive, he will forthwith deliver the same in the form received to the holders of shares of the Preferred Stock as their respective interests may appear, or the Corporation if no shares of Preferred Stock are then outstanding, and until so delivered will hold the same in trust for such holders or the Corporation.

                  (d) Each holder of shares of Common Stock shall be entitled to one vote for each share of such Common Stock held by him, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Stock, other than as specifically provided in the Corporation's Certificate of Incorporation, as it may be amended, with respect to the Preferred Stock.


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                  (e) No stockholder shall be entitled to any preemptive right to purchase or subscribe for any unissued stock of any class or any additional shares of any class to be issued by reason of any increase in the authorized capital stock of the Corporation.

Part B: Preferred Stock

         Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware.

                               ARTICLE 5. BY-LAWS

         The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

                              ARTICLE 6. EXISTENCE

         The Corporation is to have perpetual existence.

          ARTICLE 7. BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

         The Corporation expressly elects to be subject to the provisions of
Section 203 of the General Corporation Law of the State of Delaware.

                        ARTICLE 8. ELECTION OF DIRECTORS

         Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

                   ARTICLE 9. SPECIAL MEETINGS OF STOCKHOLDERS

         Special meetings of the stockholders of the Corporation may only be called by the Board of Directors of the Corporation upon the request of any two directors, by the holders of one-third or more of the outstanding Common Stock, or by the duly elected officers of the Corporation.

             ARTICLE 10. AMENDMENTS TO CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by

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statute or by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  ARTICLE 11. LIMITATION OF DIRECTOR LIABILITY

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

              ARTICLE 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law of the State of Delaware upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the General Corporation Law of the State of Delaware and the defined and prescribed rights of said persons to indemnification as the same are conferred under the General Corporation Law of the State of Delaware. The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including, but not limited to Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all directors and officers of the Corporation and may, in the discretion of the board of directors, indemnify any and all other persons whom it shall have power to indemnify under said Section or otherwise under Delaware law, from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the General Corporation Law of the State of Delaware shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

                         ARTICLE 13. BOARD OF DIRECTORS

         The number of directors constituting the Board of Directors shall be determined by the Board of Directors, subject to the by-laws of the Corporation. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an

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increase in the number of directors or any other cause, may be filled by the vote of either a majority of the directors then in office, though less than a quorum, or by the stockholders at the next annual meeting thereof or at a special meeting called for such purpose. Stockholders may not apply to request that the Delaware Court of Chancery summarily order an election to be held to fill any vacancies in the Board of Directors whether or not, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors as constituted immediately prior to any such vacancy or increase. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

         4. This Restated Certificate of Incorporation was duly proposed by the Corporation's Board of Directors and duly adopted by written consent of the sole stockholder of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Commodore Membrane Technologies, Inc. has caused this Restated Certificate of Incorporation to be signed by Alan R. Burkart, its President and Chief Executive Officer, this 4th day of September 1996.



                                         /s/ Alan R. Burkart
                                         ------------------------------------
                                         Alan R. Burkart
                                         President and Chief Executive Officer

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